JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on
Schedule 13D and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement on March 7, 1997.


                              AUBREY K. MCCLENDON
                              Aubrey K. McClendon, an individual

                              CHESAPEAKE INVESTMENTS, AN OKLAHOMA
                              LIMITED PARTNERSHIP, an Oklahoma
                              limited parntership

                              AUBREY K. MCCLENDON
                              Aubrey K. McClendon, General Partner

                              TOM L. WARD
                              Tom L. Ward, an individual

                              TLW INVESTMENTS, Inc., an Oklahoma
                              corporation

                              TOM L. WARD
                              Tom L. Ward, Chief Executive Officer